M&M FINANCIAL CORPORATION
                              307 NORTH MAIN STREET
                          MARION, SOUTH CAROLINA 29571
                                  803/431-1000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1997

To The Shareholders:

The Annual Meeting of Shareholders of M&M Financial Corporation (the "Company") will be held at 5:30 p.m. on Thursday, April 17, 1997, at the Opera House, West Godbold Street, Marion, South Carolina, for the following purposes:

         1. To consider the election of the five persons named as nominee in the Proxy Statement dated April 4, 1997, accompanying this Notice;

         2. To consider and vote on adoption of the proposed "M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997," to be effective April 17, 1997.

         3. To consider and vote on amendments to the Company's Articles of Incorporation (i) to increase the authorized shares of common stock, $5.00 par value, to 3,000,000 shares, and (ii) to increase the amount of total authorized capital stock from $4,000,000 to $15,000,000.

         4. To consider the ratification of the selection of Tourville, Simpson and Henderson as independent auditors for the Company for the year ending December 31, 1997; and

         5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on Friday, April 4, 1997, will be entitled to receive notice of and vote at the Annual Meeting.

M&M Financial Corporation's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and its 1996 Annual Report to Stockholders are enclosed with this Notice.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                            By Order of the Board of Directors,
Marion, South Carolina                      Chester A. Duke
April 4, 1997                               Chairman and President

                            M&M FINANCIAL CORPORATION
                                 PROXY STATEMENT

This Proxy Statement and the accompanying form of Proxy are first being sent to shareholders on or about April 4, 1997.

                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

Solicitation

This solicitation of proxies for the Annual Meeting is being made on behalf of the Board of Directors of M&M Financial Corporation (the "Company") for use at the 1997 Annual Meeting of Shareholders to be held on Thursday, April 17, 1997 at 5:30 p.m. at the Opera House, West Godbold Street, Marion, South Carolina, and any adjournments thereof. Only shareholders of record on April 4, 1997 will be entitled to vote at the Annual Meeting. There were 335,372 shares of the Company's Common Stock, par value $5 per share ("Common Stock"), issued and outstanding on that date. Such Common Stock represents the only class of stock outstanding of the Company.

All expenses of preparing, printing and mailing the Proxy and Proxy Statement and all material used in the solicitation of the Proxy will be borne by the Company. The Company, through its directors, officers and regular employees, may solicit proxies by personal interview or telephone, but without additional compensation for their services for such solicitation. The Company may request brokers and others to send the Proxy Statement and proxy material to the beneficial owners of the shares and may reimburse them for their reasonable expense in connection therewith.

Voting

The presence, in person and by proxy, of a majority in number of the outstanding shares of Common Stock entitled to vote at this Annual Meeting shall constitute a quorum for the transaction of business.

In regard to Proposal 1, Shareholders have the right to cumulate their votes for directors. The right to cumulate votes means that each Shareholder is entitled to multiply the number of votes the Shareholder is entitled to cast by the number of directors for whom the Shareholder is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting remains in effect although Shareholders voted on the elimination of cumulative voting in the election of directors at the Annual Meeting of Shareholders in 1996. That vote did not eliminate cumulative voting due to a legal technicality associated with the notice for the vote on that proposal.

In regard to Proposal 2 regarding the proposed Incentive Stock Option Plan of 1997, Proposal 3 regarding the proposed amendment to the Articles of Incorporation to increase the Company's authorized common shares to 3,000,000 shares, Proposal 4 regarding the ratification of Tourville, Simpson and Henderson as independent auditors for the Company for the year ending December 31, 1997, and all other items which may be submitted to the Shareholders for their consideration at this meeting, the affirmative vote of a majority of shares of Common Stock present and voting is required for approval. Each Shareholder is entitled to one vote for each share of Common Stock held on these and all other matters submitted for a vote of Shareholders.

The Board of Directors unanimously recommends a vote in favor of Proposals 1, 2, 3 and 4. Each Proxy, unless the Shareholder otherwise indicates, will be voted in favor of Proposals 1, 2, 3 and 4. In each case where a Shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with that specification. Executed but unmarked Proxies that are returned to the Company will be voted in favor of Proposals 1, 2, 3 and 4. Shareholders may designate a persons or person other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof.

The Company does not intend to present any matters for action other than those listed in the Notice of Annual Meeting and has not been informed that any persons intend to present any other matters for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons designated as proxies will vote in accordance with their best discretion on such matters.

Revocability of Proxies

Shareholders who give a Proxy may revoke it at any time prior to exercise by filing a written request with the Secretary of the Company, by voting in person, or by presenting a duly executed Proxy bearing a later date.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

To the knowledge of the Company, no Shareholder owned beneficially more than five percent (5%) of the Company's outstanding Common Stock on the record date.

On the record date, the Company's Common Stock was owned by approximately 700 individuals and entities as record holders and/or as beneficial owners.

No change in control of the Company has occurred since the beginning of the Company's last fiscal year, and as far as the Company's management is aware, there are no plans for a later change in control of the Company.

                              SHAREHOLDER PROPOSALS

Shareholders may wish to submit proposals which they believe should be voted upon by the Shareholders. The Securities and Exchange Commission ("SEC") has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. Any proposal that a Shareholder intends to present at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal offices, 307 North Main Street, Marion, South Carolina 29571, not later than November 18, 1997 (120 days prior to the anticipated date of the 1998 Proxy Statement) in order to be eligible for inclusion in the Company's Proxy and Proxy Statement for that annual meeting. Such proposals must meet the requirements specified in Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and related regulations, in order to be included in such Shareholder materials.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

The Articles of Incorporation and Bylaws of M&M Financial Corporation provide that the Board of Directors shall consist of not less than 5 nor more than 25 shareholders. The Board currently consists of five directors.

The members of the Board of Directors of the Company also serve as members of the Board of Directors of the Company's subsidiary, First National South (the "Bank"), along with several other directors of the Bank.

The Board of Directors of the Company met 12 times in 1996. The Company maintains no standing committees. The Board of Directors of the Bank, which met 12 times in 1996, has standing Executive, Funds Management, Loan, Audit, Facilities & Planning, and Pension Committees. All directors attended at least 75% of the meetings of the Board of Directors of the Company and of the Committees of the Board of the Bank on which they served during 1996.

Directors of the Bank received $450 per meeting attended in 1996. All committee members received $50 for each committee meeting attended.

The members, functions and frequency of meetings for the Bank's Executive and Audit Committees during 1996 were as follows:

EXECUTIVE COMMITTEE - The Executive Committee was composed of Chester A. Duke, Chairman; J.M. McLendon, Charles B. McElveen, Bruce Siegal, Nancy B. Williams and William F. Thompson. The Executive Committee is responsible for making decisions and taking action on matters that occur between the regular meetings of the Board of Directors. The Committee reviews recommendations from management of the Bank and presents the findings and recommendations of the Committee to the Board of Directors. Specific recommendations presented by management to this Committee include salary adjustments and promotions for officers and employees of the Bank. The Executive Committee also serves as the nominating committee to fill any vacancies that occur on the Board of Directors of the Bank and as the Compensation Committee for the Bank. During 1996, ten committee meetings were held.

AUDIT COMMITTEE - The Audit Committee was composed of Charles McElveen, D.C. McIntyre (Chairman), Robert E. Mottern, Jr., Jack L. Nye, Roy E. Roberts and Robert

Scott. The responsibilities of this Committee include meeting with the internal auditor, compliance and Community Reinvestment Act ("CRA") officer of the Bank on at least a quarterly basis to review compliance by the Bank with its policies and regulatory requirements. This Committee reviews findings in various reports submitted by the outside audit firm for the Bank, and reviews recommendations submitted to the Committee by the Bank's internal auditor, compliance and CRA officer. The Committee makes an annual recommendation to the Board of Directors regarding the selection of an outside audit firm for the Bank. The Committee met four times during 1996.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

At the 1997 Annual Meeting of Shareholders, five director nominees are being considered for election. The nominees to the Board are shown on the following chart with biographical summaries. The information is presented as of April 4, 1997.

It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve as directors, but if that should occur, it is the intention of the persons named in the Proxy to vote for such other person or persons for directors as may be nominated by the Board of Directors.

               Nominees for Directors of M&M Financial Corporation

Name and Year                                      Principal Occupation
Made Director(1)            Age                    During the Past Five Years
----------------           -----                   ---------------------------

Chester A. Duke             57                     Chairman, President & CEO
1981                                               of Company and Bank

Charles B. McElveen         49                     President, Swamp Fox Timber
1985                                               Co., Inc. (Timber dealer)

J.M. McLendon               87                     Attorney, McLendon & Sloan
1954

Bruce Siegal                50                     President, Supreme
1986                                               Corporation (Light bulb mfg.)

Nancy B. Williams           48                     Owner-Barringers Jewelers
1994
----------------

(1) Year first a Director of the Company, the Bank or Davis National Bank, which merged with the Bank in 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the shares of the Company's Common Stock owned beneficially by each Director of the Company and by all Directors and Executive Officers of the Company as a group on January 27, 1997.

                        Form of             Shares                  % of
Name                   Ownership            Owned                 Ownership
----                  -----------          ---------             ------------
Chester A. Duke (1)     Direct               1147                   0.34%
                        Indirect(2)          2154                   0.64%

Charles McElveen (1)    Direct               1600                   0.48%
                        Indirect             1200                   0.36%

J.M. McLendon (1)       Direct               3200                   0.95%


Bruce Siegal (1)        Direct                617                   0.18%
                        Indirect(2)            50                   0.01%

Nancy B. Williams       Direct               2700                   0.81%
                        Indirect             2850                   0.85%

Total Director
Ownership               Direct               9264                   2.76%
                        Indirect(2)          6254                   1.86%

Total of all
Directors &             Direct               10627                  3.17%
Exec. Off.
as a Group (8)          Indirect (2)         7383                   2.20%

-------------

(1) The following directors of the Company disclaim beneficial ownership of shares of the Company's Common Stock owned by their immediate family members as indicated: Mr. Duke - 70 shares owned by his wife; Mr. McElveen - 900 shares owned by his wife and 300 shares owned by his children; Mr. Siegal - 50 shares owned by his wife; Mrs. Williams - 250 shares owned by husband and 2600 shares owned by her children.

(2) The shares of the Company's Common Stock owned indirectly are held in self-directed Individual Retirement Accounts of each of the individuals indicated. In addition, Mr. Duke's shares include 400 shares he indirectly controls as one of three Trustees of the W.H. Bryant Charitable Trust, which owns such 400 shares.

                             EXECUTIVE COMPENSATION

The following table discloses compensation for services in all capacities for the three years ended December 31, 1996, which were paid by M&M Financial Corporation and First National South to their Chairman, President and Chief Executive Officer.


                           Summary Compensation Table

Name and                                  Annual         Compensation (1)             All  Other
Principal Position          Year          Salary               Bonus             Compensation (1)(2)
------------------         ------        --------       -----------------        -------------------

Chester A. Duke             1996        $ 132,300           $3,000.00                $10,774
 Chairman, President &      1995        $ 126,000               $0.00                $13,502
 Chief Executive Officer    1994        $  96,091               $0.00                $10,407
 of Company and Bank
---------------------------

(1) The aggregate amount of prerequisites and other personal benefits not reported above during 1996 for the individual named above did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2) The amounts disclosed in this column include $2367, $2,138,and $2,000, of automobile expenses paid by First National South, and $2907, $2907 and $2907 of premiums on life insurance for the benefit of Mr. Duke paid by First National South in the years 1996, 1995 and 1994, respectively.

                        COMPENSATION COMMITTEE REPORT

The Executive Committee of the Bank, which serves as the compensation committee, studies and analyzes the executive compensation for Bank officers. The Committee has a goal of providing competitive levels of compensation based on First National South's annual long term goals. The Committee writes a review of the Chief Executive Officer's performance each year, without Mr. Duke's participation, and presents its findings to the Board of Directors of the Bank for consideration. The Committee is informed, through management and its sources, about comparable salaries at similar financial institutions. The Executive Committee also uses Sheshunoff's Bank Compensation Comparison Report for comparative purposes.

Other officers of the Bank are reviewed by the President and the Executive Officers of the Bank, and their findings are presented to the Executive Committee with recommendations for salary adjustments. Consideration is given to general economic conditions, the performance of First National South, and achievement of specific goals.

                               EXECUTIVE COMMITTEE
                              FIRST NATIONAL SOUTH

    Chester A. Duke                                      J.M. McLendon
    Charles B. McElveen                                  Bruce Siegal
    Nancy B. Williams                                    William F. Thompson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Committee of the Bank, which serves as the compensation committee, is composed of non-employee directors who are disinterested persons, with the exception of Mr. Duke, who is Chairman, President and Chief Executive Officer of the Company and the Bank. Also, Mr. McLendon is a member of the Committee, and his law firm, McLendon & Sloan, rendered legal services to the Company and the Bank during 1996. The Committee was composed of Chester A. Duke, Chairman, J.M. McLendon, Charles B. McElveen, Bruce Siegal, Nancy B. Williams and William
F. Thompson.

                                PERFORMANCE GRAPH

The Company is required to provide its Shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company determined peer comparison. The purpose of this graph is to help Shareholders determine the reasonableness of the Compensation Committee (the Executive Committee of First National South) in its decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in book value and payment of dividends) is the benchmark used in this graph to assess corporate performance and the reasonableness of compensation paid executive officers.

The performance graph shown below compares the Company's cumulative total return over the most recent five year period with the NASDAQ Composite Index and the NASDAQ Bank Index. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share.

                         OTHER EMPLOYEE BENEFIT PROGRAMS

The Bank has a noncontributory defined benefit pension plan ("Pension Plan") and a pre-tax savings plan ("401(k) Plan") which covers substantially all employees. The Pension Plan's benefits are based on years of service and the employees average compensation for the last five highest consecutive years out of the last ten years of employment. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. In 1996 the Board of Directors approved a contribution of $78,918 the Pension Plan.

The 401(k) Plan provides for the Bank to contribute an amount equal to 50% of a participant's deferred contribution up to 10% of the participant's gross compensation, and the 401(k) Plan allows for discretionary employer contributions out of its net profits. For 1996 the Board of Directors approved a discretionary employer contribution of $65,610.

Expenses and amounts contributed for these plans which are included as employee benefits expense were $144,528, $184,244, and $155,883, for the years ended December 31, 1996, 1995 and 1994, respectively.
                        First National South Pension Plan
                   Estimated Maximum Annual Benefit At Age 65
                                Fiscal Year 1996

            CYOS        CYOS           CYOS       CYOS      CYOS        CYOS
FAE          10          15             20         25        30          35
---        ------      -----          -----       -----    -----        -----

20,000     5,000       7,500          9,500      11,500    13,000       13,000

30,000     7,500      11,250         14,250      17,250    19,500       19,500

40,000    10,000      15,000         19,000      23,000    26,000       26,000

50,000    12,500      18,750         23,750      28,750    32,500       32,500

60,000    15,000      22,500         28,500      34,500    39,000       39,000

70,000    17,500      26,250         33,250      40,250    45,500       45,500

80,000    20,000      30,000         38,000      46,000    52,000       52,000

90,000    22,500      33,750         42,750      51,750    58,500       58,500

100,000   25,000      37,500         47,500      57,500    65,000       65,000

Benefits are guaranteed for ten years certain and life thereafter. Compensation for benefit purposes is inclusive of Internal Revenue Code Section 401(k) Plan elective deferrals and bonuses, overtime pay, and commissions.

Mr. Duke's compensation and benefit level is within the above table. He now has 15 years of credited service and would have 24 years of credited service at age 65.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's directors and officers to file with the SEC initial reports of ownership and reports of the changes in ownership of Company common stock and to furnish the Company with copies of all forms filed.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company's officers and directors were compiled with.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

The Company and the Bank have had in the past, and expect to have in the future, banking transactions in the ordinary course of their business with the directors, officers, principal stockholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risk of collectibility or present other unfavorable features. There were no material transactions with any of such persons during 1995 or 1996.

J.M. McLendon, director of the Company, is a partner in the law firm of McLendon & Sloan, Attorneys. The law firm rendered legal services to the Company and its subsidiaries during 1996. The fees paid for such legal services are considered reasonable in relation to those fees that would have been paid to a third party.

                    PROPOSAL FOR INCENTIVE STOCK OPTION PLAN
                                  (PROPOSAL 2)

The Board of Directors of the Company recommends approval of the proposed "M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997" ("ISOP") as described below. The proposed ISOP must be approved by the holders of a majority of the common shares of the Company.

The stated purpose of the ISOP is to aid the Company and its subsidiary bank, First National South, in securing and retaining key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the common shares of the Company, to join or continue in service of the Company and/or its subsidiary bank or other subsidiaries and to increase the welfare and success of the Company and its subsidiaries. The total number of shares of the Company that may be optioned under the ISOP is 26,000 shares of the Company's $5.00 par value common shares.

The option price per share shall not be less than 100% of the fair market value of the optioned stock at the time an option is granted pursuant to the ISOP. The Company's Shareholders shall not be entitled to preemptive rights upon the issuance of shares of Common Stock under the ISOP pursuant to an exception to the applicability of preemptive rights under the provisions of South Carolina Code ss.33-6-300.

The ISOP shall be administered by the Board of Directors of the Company which shall have the power and authority to administer, construe and interpret the ISOP and to make rules for carrying it out and to make changes in such rules. The terms of each option granted under the proposed ISOP shall be as determined from time to time by the Board of Directors and shall be set forth in an Incentive Stock Option Agreement in the form attached as an exhibit to the ISOP and approved by the Board of Directors, subject to the limitations set forth in the ISOP.

The key employees who will be eligible to participate in the ISOP are defined to include persons in the regular full-time common law employment of the Company or any subsidiary as an executive or non-executive officer thereof, who in the opinion of the Board of Directors of the Company, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company. As of the day hereof, it is anticipated that the approximate number of persons who will be "key employees" as defined in the ISOP is thirteen. Neither the dollar value nor the number of options that may be available to any executive officer or other key employee are determinable as of the date hereof. Such determination must be made by the Board of Directors of the Company after the ISOP becomes effective.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                  (PROPOSAL 3)

INCREASE OF AUTHORIZED SHARES OF COMMON STOCK. The Board of Directors of the Company recommends an amendment to Article 4 of the Articles of Incorporation ("Articles") of the Company as set forth below. The proposed amendment must be approved by the holders of a majority of the Common Stock of the Company.

The proposed amendment to Article 4 of the Articles would increase from 800,000 to 3,000,000 the number of shares of Common Stock the Company is authorized to issue.

The holders of the Company's Common Stock will vote on amending Article 4 of the Articles to read as follows:

         The aggregate number of shares which the corporation is authorized to issue is three million (3,000,000) of one class of common stock with a par value of five dollars ($5.00) per share. All stock shall be common stock of the same class.

The holders of Common Stock are entitled to one vote per share and may cumulate their shares whenever voting for the election of directors. The holders of Common Stock have preemptive rights to purchase securities subsequently issued by the Company, except as may be provided by South Carolina law. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors of the Company with respect to the Common Stock out of funds legally available therefor. In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of outstanding shares of Common Stock will be entitled to share pro rata according to their respective interests in the Company's assets and funds remaining after payment or provision for payment of all debts and other liabilities of the Company.

The proposed increase of the number of shares of Common Stock that the Company is authorized to issue from 800,000 to 3,000,000 shares is intended to allow the Company greater flexibility with respect to its capitalization and the number of shares that shall be outstanding and to provide sufficient shares for the proposed Incentive Stock Option Plan (see Proposal 2 above). The Board of Directors will have discretion in regard to the issuance of the additional authorized shares, subject to applicable laws and regulations that may require shareholder vote.

The Company does not currently have any plans to issue the authorized shares, but the Company will have the flexibility to issue such shares upon the exercise of stock options or for sale or in an exchange transaction in connection with a merger or acquisition or for other appropriate corporate purposes. If additional shares are issued, the general effect upon the rights of existing security holders may be to reduce their percentage of ownership if preemptive rights are not fully exercised by the Company's Shareholders or are not otherwise available under South Carolina law and, depending upon the consideration received for any additional shares issued, may increase or decrease the value of the outstanding shares.

The Company's Articles contain certain anti-takeover features as follows:

         1. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required in the event that the Board does not recommend to the stockholders of the Company a vote in favor of a merger or purchase or sale of assets not in the ordinary course of business of the Company.

         2. Whenever a merger or sale of assets is presented to the shareholders for a vote and said transaction is not recommended by the Board of Directors, a quorum will not be established unless at least 80% of all outstanding shares are present in person or by proxy.

         3. Unless waived by the vote of at least 82% of all members of the Board of Directors, all directors must have been residents of the corporate market area for at lest six months prior to election.

These provisions in the Articles could have the effect of reducing the attractiveness of the Company to persons who might wish to make a tender offer, an exchange offer or other takeover bid for the Company's common stock, thereby reducing the possibility that existing stockholders might be offered premiums over the market value of their stock, a situation often association with takeover bids. The provisions also may have the overall effect of rendering more difficult the accomplishment of mergers or the assumption of control of the Company, and thus make the removal of management more difficult. These provisions could make the accomplishment of a future transaction more difficult even if it is favorable to the interests of the shareholders. At the present time, management of the Company has no knowledge of and no reason to believe that any person or entity is considering an offer of the type which would be affected by any of these provisions.

INCREASE THE AMOUNT OF AUTHORIZED CAPITAL STOCK.  Article 5 of the
Articles sets forth that the total authorized capital stock is $4,000,000. This equals the total par value of the current authorized shares (800,000 shares multiplied by $5.00). The holders of the Company's Common Stock will vote on amending Article 5 of the Articles to read as follows:

         The authorized capital stock is $15,000,000.

This amended amount equals the total par value of the proposed new amount of authorized common shares (3,000,000 shares multiplied by $5.00).

                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (PROPOSAL 4)

The Board of Directors of the Company have selected the firm of Tourville, Simpson and Henderson, Columbia, South Carolina, as the Company's independent certified public accountants to examine the financial statements of the Company for the year ending December 31, 1997. The Company recommends that the Shareholders ratify the selection by the Board of Directors of Tourville, Simpson and Henderson as independent public accountants for the Company during the year ending December 31, 1997.

It is expected that representatives of Tourville, Simpson and Henderson, who also served as the Company's accounting firm for the past fiscal year, will be present at the Annual Meeting and will be provided with an opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the Securities and Exchange Commission is available free of charge to each shareholder of record upon written request to the Corporation Secretary, M&M Financial Corporation, 307 North Main Street, Marion, South Carolina 29571.

                                 OTHER BUSINESS

Management of the Company knows of no other business to be presented at the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.


                                    ------------------------------------
                                      By Order of the Board of Directors,
Marion, South Carolina                Chester A. Duke
Dated:  April 4, 1997                 Chairman and President

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                                APPENDIX

              M&M FINANCIAL CORPORATION AND FIRST NATIONAL SOUTH
                      INCENTIVE STOCK OPTION PLAN OF 1997


         1.       Purpose of Plan

         The purpose of this Stock Option Plan ("Plan") is to aid M&M Financial Corporation (the "Corporation") and First National South (the "Bank") in securing and retaining as part of top management certain key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and/or Bank and to increase their efforts for its welfare and success.

         2.       Definitions

         As used in this Plan, the following words shall have the following meanings:

         (a)      "Board" means the Board of Directors of the Corporation;

         (b)      "Code" means the Internal Revenue Code of 1986, as amended;

         (c)      Intentionally Omitted;

         (d) "Common Stock" means the $5.00 par value common stock of M&M Financial Corporation;

         (e) "Bank" means First National South, a national banking association, which is a wholly-owned subsidiary of M&M Financial Corporation;

         (f) "Corporation" means M&M Financial Corporation, a South Carolina corporation with its principal office located in Marion, South Carolina;

         (g) "Disability" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

         (h) "Incentive Stock Option" means a stock option to purchase shares of Common Stock, which is intended to qualify as an incentive stock option defined in Code Section 422;
         (i) "Key Employee" means any person in the regular full-time common law employment of the Corporation or any Subsidiary, as an executive or non-executive officer thereof, who in the opinion of the Board, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation;

         (j)      "Option" means an Incentive Stock Option;

         (k) "Parent" means any corporation in an unbroken chain of corporations if each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

         (l) "Participant" means a person to whom an Option is granted that has not expired and ceased to be exercisable under the Plan; and

         (m) "Subsidiary" means any corporation (including the Bank) other than the Corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.       Administration of Plan

         The Plan shall be administered by the Board. In the event that a director of the Board is eligible to be selected for the grant of an Option, during such membership as a director, such director shall recuse himself or herself and not participate in the discussion nor vote on the award of the Option to him or her. The Board shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

         4.       Granting of Options and $100,000 Limitation

         The Board may from time to time grant Options under the Plan to such Key Employees and subject to the limitations of paragraph (a) of Section 7, for such number of shares as the Board may determine after receiving recommendations from the compensation committee or the executive officers of the Corporation and/or Bank or other Subsidiary that employs the Participant. Subject to the provisions of the Plan, the Board may impose such terms and conditions as it deems advisable on the grant of an Option. Any of the foregoing to the contrary notwithstanding, the following limitations shall apply to the grant of any Incentive Stock Option:

         (a) The aggregate fair market value, determined at the time the Incentive Stock Option is granted, of the stock exercised by a Participant for the first time during any calendar year shall not exceed $100,000.

         (b) Any Option granted to a Participant, who immediately before such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Corporation or any Subsidiary shall not be an Incentive Stock Option, unless (i) at the time such Option is granted the Option price per share is not less than one hundred ten percent (110%) of the optioned stock's then fair market value; and (ii) the Option shall not be exercisable after the expiration of five (5) years from the date of the grant of the Option.

         5.       Terms of Options

         The terms of each Option granted under the Plan shall be as determined from time to time by the Board and shall be set forth in an Incentive Stock Option Agreement in a form attached hereto as Exhibit "A" and approved by the Board; provided, however, the terms of such agreement shall not exceed the following limitations:

         (a) Subject to paragraph (b) of Section 4 with regard to 10% owners, the Option price per share shall not be less than one hundred percent (100%) of the fair market value of the optioned stock at the time the Option is granted.

         (b) Subject to paragraph (e) of this Section, the Option shall be exercisable in whole or in part from time to time during the period beginning on date of grant of the Option, and ending no later than the expiration of ten (10) years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 5.

         (c) Payment in full of the Option price for shares purchased pursuant to an Option shall be made upon exercise of the Option (in whole or in part) and shall be made in cash.

         (d) If a Participant's employment with the Corporation, the Bank, or other Subsidiary terminates, the following rules shall apply:

                  (i) If a Participant's employment with the Corporation, the Bank, or other Subsidiary terminates other than by reason of the Participant's death, disability or retirement after reaching age 65, the Participant's Option shall thereupon expire and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

                  (ii) If the Participant's employment with the Corporation, the Bank or other Subsidiary terminates by reason of his death, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or one (1) year from the date of death. Such Option may be exercised by the duly appointed personal representative of the deceased Participant's estate.

                  (iii) If a Participant's employment with the Corporation, the Bank or other Subsidiary terminates by reason of Disability, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or one (1) year from the date of such termination in the case of disability.

                  (iv) If a Participant's employment with the Corporation, the Bank or other Subsidiary terminates by reason of retirement after reaching age 65 (other than for Disability), the Participant's Option shall expire and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

                  (v) Notwithstanding anything contained herein to the contrary, if a Participant's employment with the Corporation, the Bank or other Subsidiary is terminated for cause (fraud, embezzlement, failure to perform job responsibilities, etc.) as determined by the Board, in the Board's sole discretion, or if a Participant competes with the Corporation, the Bank or other Subsidiary, any Option granted to that Participant shall be immediately revoked and terminated and the Participant shall have no further rights under this Plan. For purposes of this Plan, competition with the Corporation, the Bank or other Subsidiary shall include direct or indirect ownership of or employment with a financial services business within a 100 mile radius of any office operated by the Corporation or any of its subsidiaries.

         (e) Notwithstanding any other provision herein, the options granted hereunder shall vest and be exercisable in accordance with the following schedule:



                            Vesting for Participants After Grant
                         of Options Determined on Years of Service
                               at the Time Options Granted:

Years of Service                5 Years or Less            6 to 10 Years             11 to 20 Years
After Grant of Option             of Service                 of Service                of Service
---------------------           ---------------           ----------------          -------------


Immediate                           5%                        10%                       20%

1                                  15%                        20%                       30%

2                                  25%                        30%                       40%

3                                  35%                        40%                       50%

4                                  45%                        50%                       60%

5                                  55%                        60%                       70%

6                                  65%                        70%                       80%

7                                  75%                        80%                       90%

8                                  85%                        90%                      100%

9                                  95%                       100%                      100%

10                                100%                       100%                      100%


                  In the event that the Corporation has a change of control in which 51% or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank which employs the Participant is merged or consolidated with another Bank not owned at least 50% by the Corporation or its Subsidiary or such Bank has a change of control in which 51% or more of the stock of the Bank is acquired or such Bank sells substantially all of its assets, then immediately prior to any such transaction, the vesting schedule set forth above shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

         In the event the Participant is employed by the Corporation or a Subsidiary other than the Bank, the Agreement will be revised to substitute the Subsidiary name as appropriate.

         6.       Exercise of Options

         The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of the Corporation of such exercise in writing on a form approved by the Board. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise and payment in full of the Option price is actually received and in the hands of the Secretary of the Corporation.

         7.       Limitations and Conditions

         (a) The total number of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan is twenty-six thousand (26,000) shares of M&M Financial Corporation's $5.00 par value common stock. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 9.

         (b) There shall be no limitations on the amount of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan as set forth in Section 7(a) above, on an annual basis. The amount of shares to be optioned, within the total limitation set forth in Section 7(a) above, shall be determined solely at the discretion of the Board as set forth herein. If there is a proposed acquisition, merger, change of control or other takeover of the Corporation or the Bank that employs the Participant as defined in Section 5(e) of this Plan, the Board, at its sole discretion, may issue any options authorized under this Plan but unissued prior to such time.

         (c) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned.

         (d) No Option shall be granted under the Plan after April 17, 2007, (10 years after the effective date), and the Plan shall terminate on such date, but Options theretofore granted may extend beyond that date in accordance with the Plan. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Board may provide for limitations or conditions on the exercisability of the Option.

         (e) An Option shall not be transferable by the Participant otherwise than by Will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall only be exercisable by the Participant.

         (f) No person shall have any rights of a stockholder as to shares under option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

         (g) The Corporation shall not be obligated to deliver any shares until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation shall use its best efforts to effect such compliance. In addition to the foregoing and not by way of limitation, the Corporation may require that the person exercising the Option represent and warrant at the time of such exercise that any shares acquired by exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         8.       Transfers and Leaves of Absence

         For the purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another or from Parent to Subsidiary or vice versa, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence of no more than ninety
(90) days, or if more than ninety (90) days, which guarantees his employment with the Corporation, the Bank or other Subsidiary at the end of such leave, shall be deemed to have remained in the employ of the Corporation, the Bank or other Subsidiary during such leave of absence.

         9.       Stock Adjustments

         In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the total number of shares set forth in paragraph (a) of Section 7 shall be proportionately and appropriately adjusted. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon the exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         10.      Amendment and Termination

         (a) The Board shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares for which any Key Employee may be granted Incentive Stock Options under Section 4 to the extent provided in Code Section 422. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable during a period of more than ten (10) years from the date it is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option after the Option is granted in a manner that would adversely affect the rights of such persons except to the extent, if any, provided in the Option.

         (b) The Board may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options then in effect.

         11.      No Employment Right

         The grant of an Option hereunder shall not constitute an agreement or understanding, expressed or implied, on the part of the Corporation, any Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any emplyee the right to continue in the employment of the Corporation, any Parent or any Subsidiary, nor affect any right which the Corporation, any Parent or Subsidiary may have to terminate the employment of such employee.

         12.      Effective Date

         The Plan is adopted on and shall be effective as of ____________, 1997.

                                         _____________________________
                                        Secretary of M&M Financial Corporation

                                         _____________________________
                                        Secretary of First National South

                  M&M FINANCIAL CORPORATION AND FIRST NATIONAL SOUTH
                          INCENTIVE STOCK OPTION AGREEMENT UNDER
                            INCENTIVE STOCK OPTION PLAN OF 1997


         THIS AGREEMENT, made this ___ day of ______________, 1997, by and between M&M Financial Corporation, Inc. ("Corporation") with its principal office located at 307 North Main Street, Marion, South Carolina, and First National South ("Bank").

WITNESSETH:

         WHEREAS, the Corporation on April 17, 1997, adopted, by action of its shareholders, the "M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997" ("Plan"), effective April 17, 1997; and

         WHEREAS, under such Plan, certain shares of the Corporation are made available for purchase by key employees of the Corporation or the Bank which is a subsidiary of the Corporation through the grant of options; and

         WHEREAS, the Participant is an employee of the Bank and is a Key Employee under the Plan, and therefore, eligible for the grant of stock options thereunder; and

         WHEREAS, the Board of Directors of the Bank under the Plan has determined that the Participant shall be granted certain options under the Plan as an incentive to his continued superior performance as an employee of the Bank.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Grant of Option. The Bank and the Corporation hereby grant to the Participant an option ("Option") to purchase ________________ (______) shares of the $5.00 par value common shares of the Corporation, upon the terms and conditions set forth below and in the Plan document. The date of such grant is the date of this Agreement. The number of Options specified above in this paragraph shall be adjusted as provided in Section 8 of the Plan.

         2. Option Price. The Option shall be exercisable at the price of _____________________ ($_______) per share, which price has been determined by the Board to be at least one hundred percent (100%) or one hundred ten percent (110%) for a 10% shareholder of the fair market value of such shares as of the date of this Agreement.

         3. Terms of Purchase. The purchase of any shares pursuant to the Participant's exercise of the Option shall be for cash, payable in full upon such exercise.

         4. Period of Option. The Option shall be exercisable over the period described below.

                  (a) Earliest Date of Exercise. The Option granted hereby shall become first exercisable as the Option is vested as provided in Section 5 hereof; provided, however, in no event shall any shares be available for purchase hereunder prior to the date on which the Plan is approved by the stockholders of the Corporation; provided, further, however, in no event shall the number of shares available for purchase hereunder increase beyond that available on the date of the Participant's termination of employment with the Corporation, the Bank or other Subsidiary (as defined under the Plan), irrespective of the date on which the Option shall expire under paragraph (b) of this Section 4.

                  (b) Latest Date of Exercise. In no event shall any shares be available for purchase hereunder and the Option shall expire upon the earlier of
(i) ten years from the date of grant of the Option or five years from the date of grant of the Option in case the Participant is already a 10% shareholder of the Corporation, and (ii)(A) in the event of the Participant's termination of employment with the Corporation, the Bank or other Subsidiary for any reason other than death or disability (as defined under the Plan), upon the expiration of three (3) months from the date of such termination; (B) in the event of the Participant's termination of employment as aforesaid by reason of his disability, upon the expiration of one (1) year from the date of such termination; or (C) in the event of the Participant's termination of employment as aforesaid by reason of his death, upon the expiration of one (1) year from his date of death. Notwithstanding anything to the contrary herein, if the employment of the Participant is terminated for cause or the Participant competes with the Corporation or the Bank or other Subsidiary as provided in the Plan, this Option is immediately revoked and terminated.

                  (c) Prior Outstanding Options. This Option is exercisable despite the existence of any other incentive option (defined under Section 422) which was granted to the Participant, before the granting of this Option, and which earlier incentive stock option is for the purchase of shares in the Corporation or in a corporation which at the date of grant hereunder is a Parent (as defined under the Plan) or a Subsidiary (as defined under the Plan) or a predecessor of any of such corporations.

         5. Vesting. The options granted hereunder may be exercised by the Participant in accordance with the following schedule:

                    Vesting for Participants After Grant
                 of Options Determined on Years of Service
                        at the Time Options Granted:

Years of Service         5 Years or Less     6 to 10 Years       11 to 20 Years
After Grant of Option       of Service        of Service           of Service
---------------------   ----------------   ----------------      -------------

Immediate                      5%                10%                   20%

1                             15%                20%                   30%

2                             25%                30%                   40%

3                             35%                40%                   50%

4                             45%                50%                   60%

5                             55%                60%                   70%

6                             65%                70%                   80%

7                             75%                80%                   90%

8                             85%                90%                  100%

9                             95%               100%                  100%

10                           100%               100%                  100%


                  In the event that the Corporation has a change of control in which 51% or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank which employs the Participant is merged or consolidated with another Bank not owned at least 50% by the Corporation or its Subsidiary or such Bank has a change of control in which 51% or more of the stock of the Bank is acquired or such Bank sells substantially all of its assets, then immediately prior to any such transaction, the vesting schedule set forth above shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

         6. Nontransferability. The Option is not transferable by the Participant, in whole or in part, to any person, except by Will or by any applicable law of descent and distributions. The Option shall not be exercisable, in whole or in part, during the lifetime of the Participant by any person other than the Participant.

         7. Construction. The Option is intended to qualify for treatment as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, and any questions arising hereunder shall be resolved, where possible, consistent with such intention. This Agreement shall be construed in accordance with the laws of the State of South Carolina.

         8. Disposition of Stock and Reporting. In the event of a disqualifying disposition of the stock issued pursuant to the option granted hereby, the following provisions shall apply:

             (a) Disqualifying Dispositions. A "disqualifying disposition" is when the Participant disposes of the Stock before the required holding period as set forth in Section 422(a) of the Internal Revenue Code of 1986 expires. Under those requirements as of the effective date of the Plan, if the stock received by the exercise of this option is disposed of within two years from the date of the granting of the option or within one year after the transfer of the stock to the Participant, this is a disqualifying distribution of the stock. The effect of the disqualifying disposition on the Participant is that the Participant must recognize the gain on the disposition as ordinary income for federal income tax purposes. The gain is generally equal to the difference between the option's exercise price and the Stock's fair market value at the Date of Exercise. Notwithstanding anything herein to the contrary, the disposition of the stock granted pursuant to each Option shall not be considered a disqualifying disposition if the disposition occurs merely as the result of death of the participant, unless the Corporation or the Bank is advised by counsel or its financial advisors that said disposition does in fact result in the recognition of gain as ordinary income on the disposition.

                  For purposes of determining whether there has been a disqualifying disposition, all shares of the Incentive Stock Option will be considered separately so that the disqualifying disposition of one share does not result in the taxation of all other Incentive Stock Option grants.

                  In the year of a disqualifying disposition, the Bank may deduct from income on the Bank's Federal income tax return, an amount equal to the amount that the Participant recognizes as income due to the disqualifying disposition, provided that the Bank reports such income on the Participant's Form W-2.

            (b) Withholding Obligations. In a disqualifying disposition, the Bank shall not have any income tax withholding obligations on the income recognized by the Participant unless applicable law provides otherwise.

         9. No Contract of Employment. Neither this Agreement, nor the Plan shall be construed to constitute an agreement or understanding, expressed or implied, on the part of the Corporation or the Bank, or Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation, the Bank, any Parent or any Subsidiary nor affect any right which the Corporation, the Bank, a Parent or Subsidiary may have to terminate the employment of such employee.

         10. Withholding. As a condition to the issuance of shares pursuant to any exercise of this Option, the Participant authorizes the Corporation or the Bank to withhold in accordance with applicable law from any cash compensation payable to him any taxes required to be withheld by the Corporation or the Bank under federal, state or local law as a result of such exercise; provided, however, if at the time of such exercise no such compensation remains payable, the Participant agrees to remit the amount of any such required withholding, if any, to the Corporation or the Bank.

         11. Legal Restrictions. This Option may not be exercised if the issuance of shares pursuant to such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The person exercising the Option, as a condition to such exercise, shall represent to the Corporation that the shares acquired thereby are being acquired for investment and not with a present view to distribution or resale, unless counsel for the Corporation is then of the opinion that such representation is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Participant and his heirs, and shall be binding upon the Corporation and the Bank and their successors and assigns.

         13. Incorporation of Plan. This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference herein.

         14. Amendment. This Agreement may be amended by the Corporation at any time (i) if the Corporation determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the Agreement; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

         15. Governing Law. This Agreement shall be governed by South Carolina law, except to the extent preempted by federal law, which shall to that extent govern.

         IN WITNESS WHEREOF, the by its authorized representative, and the Participant do hereby affix their signatures on the date first written above.

ATTEST:                               M&M FINANCIAL CORPORATION

_________________________             By:
                                      Printed Name:
                                      Title:


                                      FIRST NATIONAL SOUTH

                                      By:
                                      Printed Name:
                                      Title:


                                      EXECUTIVE:


                                      Printed Name:

*******************************************************************************
                                    APPENDIX
*******************************************************************************



                              PROXY
                     M&M FINANCIAL CORPORATION
                       MARION, SOUTH CAROLINA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF M&M FINANCIAL CORPORATION.

The undersigned hereby appoints Marion E. Freeman, Corporate Secretary, and George H. Hardwick, Executive Vice President, M&M Financial Corporation, or any one of them as true and lawful attorneys in fact for the undersigned with full power of substitution, and hereby authorizes them to vote as designated below all the shares of Common Stock of M&M Financial Corporation held of record by the undersigned on April 17, 1997, at the Annual Meeting of Shareholders to be held on April 17, 1997, or any adjournment thereof:

1.  / / FOR ALL NOMINEES LISTED BELOW             / / WITHHOLD AUTHORITY to
       (EXCEPT AS MARKED TO THE                       VOTE FOR ALL NOMINEES
       CONTRARY BELOW)                                LISTED BELOW

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                Chester A. Duke              J.M. McLendon
                Charles B. McElveen          Bruce Siegal
                Nancy B. Williams

2. Proposal to adopt the proposed "M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997," to be effective April 17, 1997.

          / / FOR                   / / AGAINST                / / ABSTAIN

3.       Proposal to amend M&M Financial Corporation's Articles of Incorporation
         (i) to increase the authorized shares of Common Stock, $5.00 par value, to 3,000,000 shares, and (ii) to increase the amount of total authorized capital stock from $4,000,000 to $15,000,000.

         / / FOR                   / / AGAINST                / / ABSTAIN

4. Proposal to ratify the appointment of Tourville, Simpson and Henderson as the independent auditors for M&M Financial Corporation for the year ending December 31, 1997.

         / / FOR                   / / AGAINST                / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          ---------------------------------
DATED:______________, 1997                Signature

                                          ----------------------------------
                                          Signature if held jointly

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